UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 17, 2017

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The previously announced offer (the “Exchange Offer”), by Approach Resources Inc. (the “Company”), to exchange any and all of the Company’s outstanding 7.00% Senior Notes due 2021 (the “Notes”) for newly issued shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), has expired at 11:59 p.m., New York City time, on Friday, March 17, 2017 (the “Expiration Date”).

Wilmington Trust, National Association, the exchange agent, has advised the Company that as of the Expiration Date of the Exchange Offer, $14,528,000 principal amount of Notes were validly tendered and not validly withdrawn in the Exchange Offer (the “Tendered Notes”). The Company has accepted all Tendered Notes and, in exchange, upon the settlement of the Exchange Offer, which will occur on March 22, 2017 (the “Settlement Date”), will (i) issue to the holders of the Tendered Notes a total of 4,009,728 shares of Common Stock (approximately 4.6% of the Company’s outstanding shares of Common Stock after giving effect to the issuance) and (ii) pay to the holders of the Tendered Notes accrued and unpaid interest from December 15, 2016 up to, but not including, the Settlement Date for the Exchange Offer.

The issuance of the shares of Common Stock in connection with the Exchange Offer was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the Exchange Offer constitutes an exchange exclusively with existing security holders of the Company and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

Item 7.01 Regulation FD Disclosure.

Exchange Offer

The disclosure under Item 3.02 of this Current Report on Form 8-K is incorporated by reference.

2017 Guidance

The Company confirms that its 2017 capital budget and other guidance, as the Company announced in its press release dated March 9, 2017, remains unchanged by the results of the Exchange Offer.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of anticipated financial and operating results. In addition, our 2017 capital budget excludes acquisitions and lease extensions and renewals and is subject to change depending upon a number of factors, including prevailing and anticipated prices for oil, NGLs and natural gas, results of horizontal drilling and completions, economic and industry conditions at the time of drilling, the availability of sufficient capital resources for drilling prospects, our financial results and the availability of lease extensions and renewals on reasonable terms. These forward-looking statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this communication, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ Josh Dazey
Josh Dazey
Vice President, General Counsel

Date: March 20, 2017